Motorola Announces Third-Quarter Sales and Earnings
Third-Quarter Highlights
•	GAAP earnings from continuing operations of $0.02 per share, including net charges of $0.04 per share from highlighted items

•	Sales of $8.8 billion

•	Financial improvements in the Mobile Devices business

•	Enterprise Mobility Solutions business continues to deliver strong results

•	Positive operating cash flow of $342 million and reduced cash conversion cycle to 43 days
SCHAUMBURG, Ill. — 25 October 2007 — Motorola, Inc. (NYSE: MOT) today reported sales of $8.8 billion for the third quarter of 2007. The GAAP earnings from continuing operations for the third quarter of 2007 were $0.02 per share, which includes net charges of $0.04 per share related to charges associated with previously announced workforce reductions and a write-down of intangible assets.
“We are pleased with the improvement in the financial performance of mobile devices and we look forward to building upon the progress we have made,” said Ed Zander, chairman and chief executive officer. “We have strengthened our leadership position in broadband video, WiMAX, next generation government and public safety and the enterprise mobility markets. With our focus on these key opportunities and the initiatives we are taking in mobile devices we will further improve our performance and create long-term shareholder value.”
“During the third quarter, we maintained our focus on increasing cash flow, enhancing profitability and driving growth,” said Tom Meredith, chief financial officer. “We are beginning to see improvements in our cash conversion cycle and operating cash flow which will lead to increased financial flexibility.

Operating Results
Mobile Devices segment sales were $4.5 billion, down 36 percent compared with the year-ago quarter. Excluding highlighted items, the segment incurred an operating loss of $138 million, compared with operating earnings of $843 million in the year-ago quarter. Motorola’s share of the global handset market for the quarter is estimated to be 13 percent.
During the quarter, Mobile Devices:
•	Shipped 37.2 million handsets — including more than 900,000 RAZR 2 devices.

•	Introduced the MOTO U9 music device, a special edition RAZR 2 for the holiday season, seven new W-Series handsets, and the iC602 dual-mode iDEN/CDMA device.

•	Expanded the Z6 line with the introduction of ROKR Z6m and Z6tv.

•	Introduced an ultra high speed WiMAX chipset solution, optimized for both size and low power consumption.
Home and Networks Mobility had segment sales of $2.4 billion, up 6 percent compared with the year-ago quarter. Excluding highlighted items, operating earnings were $165 million, compared with operating earnings of $231 million in the year-ago quarter.
During the quarter, Home and Networks Mobility:
•	Shipped its two millionth IPTV set-top device, just five months after reaching the one million milestone.

•	Strengthened portfolio with several strategic acquisitions including Leapstone Systems, Modulus Video, and Terayon Communications.

•	Conducted the world’s first WiMAX 802.16e mobile handoff during the WiMAX World Conference in Chicago.

•	Announced plans to divest the embedded communications computing business for $350 million in cash.

Enterprise Mobility Solutions had segment sales of $2.0 billion, up 47 percent compared with the year-ago quarter. Excluding highlighted items, operating earnings were $336 million, compared with operating earnings of $280 million in the year-ago quarter.
During the quarter, Enterprise Mobility Solutions:
•	Launched MOTOTRBO, a dual-mode digital 2-way communications platform that integrates voice and data, in key markets in Asia and Latin America.

•	Awarded several county-wide public safety contracts in North America.

•	Shipped the one millionth MC9000, the industry leading rugged mobile computer.

•	Started shipping the MC17 mobile computer, aimed at retail, in-store applications for enhanced personal shopping experiences.
Outlook
The company’s outlook for earnings per share from continuing operations in the fourth quarter is $0.12 to $0.14. This outlook excludes any reorganization of business charges associated with the company’s operating expense reduction initiatives, as well as any other items of the variety highlighted by the company in its quarterly earnings releases.
Conference Call and Webcast
Motorola will host its quarterly conference call beginning at 7:30 a.m. Eastern Time (USA) on Thursday, October 25, 2007. The conference call will be web-cast live with audio and slides at www.motorola.com/investor.
Consolidated GAAP Results
A comparison of results from operations is as follows:

	Third Quarter
(In millions, except per share amounts)	2007	2006

Net sales	$8,811	$10,603
Gross margin	2,505	3,370
Operating earnings (loss)	(10)	968
Earnings from continuing operations	40	727
Net earnings	60	968
Diluted earnings per common share:
Continuing operations	$0.02	$0.29
Discontinued operations	0.01	0.10

	$0.03	$0.39

Weighted average diluted common shares outstanding	2,318.4	2,476.8

Business Risks
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to: (1) Motorola’s financial outlook for the fourth quarter of 2007; (2) future benefits from the steps Motorola has taken to strengthen its operational and financial performance; and (3) increased financial flexibility resulting from expected improvements in Motorola’s cash conversion cycle and operating cash flow. Motorola cautions the reader that the risk factors below, as well as those on pages 16 through 24 in Item 1A of Motorola’s 2006 Annual Report on Form 10-K and in its other SEC filings, could cause Motorola’s actual results to differ materially from those estimated or predicted in the forward-looking statements. Factors that may impact forward-looking statements include, but are not limited to: (1) the company’s ability to improve financial performance and increase market share in its Mobile Devices business; (2) the level of demand for the company’s products; (3) the company’s ability to introduce new products and technologies in a timely manner; (4) the company’s ability to continue generating meaningful savings from supply-chain improvements, manufacturing consolidation and other cost-reduction initiatives; (5) unexpected negative consequences from the company’s ongoing restructuring and cost-reduction activities; (6) the uncertainty of current economic and political conditions, as well as the economic outlook for the telecommunications and broadband industries; (7) the company’s ability to purchase sufficient materials, parts and components to meet customer demand; (8) risks related to dependence on certain key suppliers; (9) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (10) risks related to the company’s high volume of manufacturing and sales in Asia; (11) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (12) variability in income generated from licensing the company’s intellectual property; (13) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings, including without limitation any relating to the Iridium project; (14) the impact of foreign currency fluctuations; (15) the impact on the company from continuing hostilities in Iraq and conflict in other countries; (16) the impact on the company from ongoing consolidation in the telecommunications and broadband industries; (17) the impact of changes in governmental policies, laws or regulations; (18) the outcome of currently ongoing and future tax matters; and (19) unforeseen negative consequences from the company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

About Motorola
Motorola is known around the world for innovation and leadership in wireless and broadband communications. Inspired by our vision of seamless mobility, the people of Motorola are committed to helping you connect simply and seamlessly to the people, information and entertainment that you want and need. We do this by designing and delivering “must have” products, “must do” experiences and powerful networks — along with a full complement of support services. A Fortune 100 company with global presence and impact, Motorola had sales of US $42.8 billion in 2006. For more information about our company, our people and our innovations, please visit http://www.motorola.com.
# # #
Media Contact:
Jennifer Erickson
Motorola, Inc.
+1-847-435-5320
jennifer.erickson@motorola.com
Investor Contact:
Dean Lindroth
Motorola, Inc.
+1-847-576-6899
dean.lindroth@motorola.com
MOTOROLA and the stylized M Logo are registered in the U.S. Patent & Trademark Office. All other product or service names are the property of their respective owners.© Motorola, Inc. 2007

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	September 29, 2007	June 30, 2007	September 30, 2006
Net sales	$8,811	$8,732	$10,603
Costs of sales	6,306	6,279	7,233

Gross margin	2,505	2,453	3,370

Selling, general and administrative expenses	1,210	1,296	1,123
Research and development expenditures	1,100	1,115	1,046
Other charges (income)	115	103	172
Intangibles amortization and IPR&D	90	97	61

Operating earnings (loss)	(10)	(158)	968

Other income (expense):
Interest income, net	7	32	90
Gains on sales of investments and businesses, net	5	5	10
Other	6	17	87

Total other income	18	54	187

Earnings (loss) from continuing operations before income taxes	8	(104)	1,155
Income tax expense (benefit)	(32)	(66)	428

Earnings (loss) from continuing operations	40	(38)	727

Earnings from discontinued operations, net of tax	20	10	241

Net earnings (loss)	$60	$(28)	$968

Earnings (loss) per common share
Basic:
Continuing operations	$0.02	$(0.02)	$0.30
Discontinued operations	0.01	0.01	0.10

	$0.03	$(0.01)	$0.40

Diluted:
Continuing operations	$0.02	$(0.02)	$0.29
Discontinued operations	0.01	0.01	0.10

	$0.03	$(0.01)	$0.39

Weighted average common shares outstanding
Basic	2,290.2	2,296.3	2,418.1
Diluted	2,318.4	2,296.3	2,476.8

Dividends paid per share	$0.05	$0.05	$0.05

	Percentage of Net Sales*
Net sales	100%	100%	100%
Costs of sales	71.6%	71.9%	68.2%

Gross margin	28.4%	28.1%	31.8%

Selling, general and administrative expenses	13.7%	14.8%	10.6%
Research and development expenditures	12.5%	12.8%	9.9%
Other charges (income)	1.3%	1.2%	1.6%
Intangibles amortization and IPR&D	1.0%	1.1%	0.6%

Operating earnings (loss)	-0.1%	-1.8%	9.1%

Other income (expense):
Interest income, net	0.1%	0.4%	0.8%
Gains on sales of investments and businesses, net	0.1%	0.1%	0.1%
Other	0.1%	0.2%	0.8%

Total other income	0.2%	0.6%	1.8%

Earnings (loss) from continuing operations before income taxes	0.1%	-1.2%	10.9%
Income tax expense (benefit)	-0.4%	-0.8%	4.0%

Earnings (loss) from continuing operations	0.5%	-0.4%	6.9%

Earnings from discontinued operations, net of tax	0.2%	0.1%	2.3%

Net earnings (loss)	0.7%	-0.3%	9.1%

*	Percents may not add up due to rounding

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Nine Months Ended
	September 29, 2007	September 30, 2006
Net sales	$26,976	$31,055
Costs of sales	19,564	21,397

Gross margin	7,412	9,658

Selling, general and administrative expenses	3,819	3,346
Research and development expenditures	3,332	3,045
Other charges (income)	418	(173)
Intangibles amortization and IPR&D	377	101

Operating earnings (loss)	(534)	3,339

Other income (expense):
Interest income, net	80	227
Gains on sales of investments and businesses, net	9	166
Other	22	194

Total other income	111	587

Earnings (loss) from continuing operations before income taxes	(423)	3,926
Income tax expense (benefit)	(207)	1,194

Earnings (loss) from continuing operations	(216)	2,732

Earnings from discontinued operations, net of tax	67	306

Net earnings (loss)	$(149)	$3,038

Earnings (loss) per common share
Basic:
Continuing operations	$(0.09)	$1.11
Discontinued operations	0.03	0.13

	$(0.06)	$1.24

Diluted:
Continuing operations	$(0.09)	$1.09
Discontinued operations	0.03	0.12

	$(0.06)	$1.21

Weighted average common shares outstanding
Basic	2,322.7	2,456.7
Diluted	2,322.7	2,517.0

Dividends paid per share	$0.15	$0.13

	Percentage of Net Sales*
Net sales	100%	100%
Costs of sales	72.5%	68.9%

Gross margin	27.5%	31.1%

Selling, general and administrative expenses	14.2%	10.8%
Research and development expenditures	12.4%	9.8%
Other charges (income)	1.5%	-0.6%
Intangibles amortization and IPR&D	1.4%	0.3%

Operating earnings (loss)	-2.0%	10.8%

Other income (expense):
Interest income, net	0.3%	0.7%
Gains on sales of investments and businesses, net	0.0%	0.5%
Other	0.1%	0.6%

Total other income	0.4%	1.9%

Earnings (loss) from continuing operations before income taxes	-1.6%	12.6%
Income tax expense (benefit)	-0.8%	3.8%

Earnings (loss) from continuing operations	-0.8%	8.8%

Earnings from discontinued operations, net of tax	0.2%	1.0%

Net earnings (loss)	-0.6%	9.8%

*	Percents may not add up due to rounding

Motorola, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	September 29,	June 30,
	2007	2007
Assets
Cash and cash equivalents	$2,315	$2,770
Sigma Funds	5,021	4,858
Short-term investments	1,063	1,063
Accounts receivable, net	5,165	5,492
Inventories, net	2,995	3,016
Deferred income taxes	1,873	1,930
Other current assets	3,233	2,680

Total current assets	21,665	21,809

Property, plant and equipment, net	2,536	2,586
Investments	951	952
Deferred income taxes	2,472	2,157
Goodwill	4,676	4,589
Other assets	2,469	2,520

Total assets	$34,769	$34,613

Liabilities and Stockholders Equity
Notes payable and current portion of long-term debt	$1,523	$1,775
Accounts payable	3,671	3,493
Accrued liabilities	7,707	7,608

Total current liabilities	12,901	12,876

Long-term debt	2,628	2,590
Other liabilities	4,196	4,184

Stockholders’ equity	15,044	14,963

Total liabilities and stockholders’ equity	$34,769	$34,613

Financial Ratios*:
Days Sales Outstanding (including net Long-term receivables)	53	57
Cash Conversion Cycle	43	50
ROIC	7%	13%
Net Cash	$4,248	$4,326

*	Defined in the Financial Ratios Definitions table

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	September 29, 2007	September 30, 2006
Operating
Net earnings (loss)	$60	$968
Less: Earnings from discontinued operations	20	241

Earnings (loss) from continuing operations	40	727
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	236	142
Other, net	(75)	375
Changes in assets and liabilities, net	141	346

Net cash provided by operating activities from continuing operations	342	1,590

Investing
Acquisitions and investments, net	(246)	(773)
Proceeds from sales of investments and businesses	14	935
Capital expenditures	(123)	(141)
Other, net	(142)	(1,101)

Net cash provided by (used for) investing activities from continuing operations	(497)	(1,080)

Financing
Issuance of common stock	77	379
Purchase of common stock	(118)	(1,473)
Other, net	(361)	(63)

Net cash used for financing activities from continuing operations	(402)	(1,157)

Effect of exchange rate changes on cash and cash equivalents from continuing operations	102	(4)
Net cash provided by (used for) discontinued operations	—	—

Net decrease in cash and cash equivalents	(455)	(651)
Cash and cash equivalents, beginning of period	2,770	3,401

Cash and cash equivalents, end of period	$2,315	$2,750

	Nine Months Ended
	September 29, 2007	September 30, 2006
Operating
Net earnings (loss)	$(149)	$3,038
Less: Earnings from discontinued operations	67	306

Earnings (loss) from continuing operations	(216)	2,732
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	682	403
Other, net	(165)	848
Changes in assets and liabilities, net	14	(1,194)

Net cash provided by operating activities from continuing operations	315	2,789

Investing
Acquisitions and investments, net	(4,483)	(1,022)
Proceeds from sales of investments and businesses	75	1,173
Capital expenditures	(393)	(390)
Other, net	6,834	(1,024)

Net cash provided by (used for) investing activities from continuing operations	2,033	(1,263)

Financing
Issuance of common stock	289	715
Purchase of common stock	(2,478)	(3,126)
Other, net	(720)	(149)

Net cash used for financing activities from continuing operations	(2,909)	(2,560)

Effect of exchange rate changes on cash and cash equivalents from continuing operations	60	10
Net cash provided by (used for) discontinued operations	—	—

Net decrease in cash and cash equivalents	(501)	(1,024)
Cash and cash equivalents, beginning of period	2,816	3,774

Cash and cash equivalents, end of period	$2,315	$2,750

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s net sales by reportable segment for the quarters and nine months ended September 29, 2007 and September 30, 2006.

	Net Sales
	Quarter Ended	Quarter Ended	% Change from
	September 29, 2007	September 30, 2006	2006

Mobile Devices	$4,496	$7,034	-36%
Home and Networks Mobility	2,389	2,262	6%
Enterprise Mobility Solutions	1,954	1,329	47%

Segment Totals	8,839	10,625	-17%
Other and Eliminations	(28)	(22)	-27%

Company Totals	$8,811	$10,603	-17%

	Net Sales
	Nine Months Ended	Nine Months Ended	% Change from
	September 29, 2007	September 30, 2006	2006

Mobile Devices	$14,177	$20,577	-31%
Home and Networks Mobility	7,290	6,720	8%
Enterprise Mobility Solutions	5,591	3,821	46%

Segment Totals	27,058	31,118	-13%
Other and Eliminations	(82)	(63)	-30%

Company Totals	$26,976	$31,055	-13%

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s operating earnings (loss) by reportable segment for the quarters and nine months ended September 29, 2007 and September 30, 2006.

	Operating Earnings (Loss)
	Quarter Ended	Quarter Ended
	September 29, 2007	September 30, 2006

Mobile Devices	$(248)	$843
Home and Networks Mobility	159	181
Enterprise Mobility Solutions	328	254

Segment Totals	239	1,278
Other and Eliminations	(249)	(310)

Company Totals	$(10)	$968

	Operating Earnings (Loss)
	Nine Months Ended	Nine Months Ended
	September 29, 2007	September 30, 2006

Mobile Devices	$(813)	$2,349
Home and Networks Mobility	517	564
Enterprise Mobility Solutions	762	635

Segment Totals	466	3,548
Other and Eliminations	(1,000)	(209)

Company Totals	$(534)	$3,339

Motorola, Inc. and Subsidiaries
Financial Ratios Definitions
Cash Conversion Cycle = DSO + DIO - DPO
•	Days sales outstanding (DSO) = (Accounts receivable + Long-term receivables) / (Three months of net sales / 90)

•	Days inventory outstanding (DIO) = Inventory / (Three months of cost of sales / 90)

•	Days payable outstanding (DPO) = Accounts payable / (Three months of cost of sales / 90)
Return on Invested Capital (ROIC)

Rolling ROIC =	(12 month Rolling Operating Earnings excluding Highlighted Items and including Foreign Currency Gain/(Loss)) Tax Affected

4 Quarter Average (Stockholders’ Equity + Total Debt – Excess Cash*)

*	Excess Cash = Rolling 4 Quarter Average of Total Cash & Short-term Investments – 5% of Rolling Net Sales
Net Cash = Cash and cash equivalents + Sigma Funds + Short-term investments – Notes payable and current portion of long-term debt – Long-term Debt